                                                                     Exhibit 2.2


                            SHARE OWNING SUBSIDIARIES
                             RESTRUCTURING AGREEMENT

         SHARE OWNING SUBSIDIARIES RESTRUCTURING AGREEMENT, dated as of July , 2000, by and among SEA CONTAINERS LTD., a Bermuda company ("SCL"), SEA CONTAINERS HOLDINGS LTD., a Bermuda company and a wholly-owned subsidiary of SCL ("SC Holdings"), SEA CONTAINERS HOUSE LTD., a Bermuda company and a wholly-owned subsidiary of SCL, ("SC House"), THE MARINE CONTAINERS INSURANCE CO. LTD., a Bermuda company and a wholly-owned subsidiary of SCL ("MarCon"), and SEA CONTAINERS ASIA LTD., a Hong Kong company and a wholly-owned subsidiary of SCL ("SC Asia"), and ORIENT EXPRESS HOTELS LTD., a Bermuda company and a wholly-owned subsidiary of SCL ("OEHL").

                                    RECITALS

         1. SCL's authorized share capital includes (i) Class A Shares (the "SCL Class A Shares"), of which there are [16.7 million] such Shares issued and outstanding and (ii) Class B Shares (the "SCL Class B Shares"), of which there are [14.7 million] such Shares issued and outstanding, of which 12,900,000 SCL Class B Shares are owned by four subsidiaries of SCL as set forth below:


                                                  Number of SCL
               Company                       Class B Shares Owned
               -------                       --------------------
               SC Holdings                       1,076,000
               SC House                          6,064,000
               MarCon                            2,907,000
               SC Asia                           2,853,000


         2. OEHL's authorized share capital includes (i) Class A Shares (the "OEHL Class A Shares"), of which there are [16.7 million] such Shares issued and outstanding, all of which are owned by SCL and (ii) OEHL Class B Common Shares (the "OEHL Class B Shares"), of which there are [14.7 million] such Shares outstanding, all of which are owned by SCL.

         3. It is expected (i) that SCL and OEHL will offer and sell an aggregate of approximately [7 million] OEHL Class A Shares to the public in an underwritten public offering (the "OEHL IPO") and (ii) that sometime thereafter, SCL (xx) will distribute all of the OEHL Class A Shares owned by SCL to the holders of SCL's Class A Shares, so that each holder of SCL Class A Shares will receive one OEHL Class A Share for each SCL Class A share held, and (yy) will distribute all of the OEHL Class B Shares owned by SCL to the holders of SCL Class B Shares (including to SC Holdings and the OEHL SOSs), so that each holder of SCL Class B Shares will receive one OEHL Class B Share for each SCL Class B Share held (the "Spinoff").

         4. Prior to the OEHL IPO, SCL intends to transfer to OEHL all of its ownership of SC House, MarCon and SC Asia (collectively, the "OEHL SOSs"), and prior to such transfer SCL, SC Holdings and the OEHL SOSs desire to make certain mutual agreements regarding the purchase and voting of their SCL Class B Shares and their OEHL Class B Shares, and in that regard:

         (a) SCL and SC Holdings wish (i) to give SC House the option to purchase up to 12,900,000 OEHL Class B Shares owned by SCL and SC Holdings and
(ii) to agree to vote up to 12,900,000 OEHL Class B Shares owned by SCL and SC Holdings in accordance with the instructions of SC House; and

         (b) the OEHL SOSs wish (i) to give SC Holdings the option to purchase up to 11,824,000 SCL Class B Shares owned by the OEHL SOSs and (ii) to agree to vote up to 11,824,000 SCL Class B Shares owned by the OEHL SOSs in accordance with the instructions of SC Holdings.

         5. SC Holdings and the OEHL SOSs have determined that if the Spinoff occurs, (x) SC Holdings will sell the 1,076,000 OEHL Class B Shares which it will receive in the Spinoff to SC House at a price of $__________ per share, and
(y) SC House, MarCon and SC Asia will sell the 11,824,000 SCL Class B Shares which they own to SC Holdings at a price of $__________ per share (collectively, the "Spinoff Share Sales").

         6. The purpose of this Agreement is to set forth the agreements of the parties regarding (i) the respective purchase options and the voting rights of the SCL Class B Shares and the OEHL Class B Shares held, and to be held, by SC Holdings and the OEHL SOSs, (ii) the transfer by SCL to OEHL of its ownership of SC House, MarCon and SC Asia, and (iii) the Spinoff Share Sale.

                                    * * * * *

         NOW, THEREFORE, in consideration of the mutual premises and covenants set forth below and intending to be legally bound hereby, the parties agree as follows:

         SECTION 1. SC HOLDINGS PURCHASE OPTIONS. Subject to the limitations set forth in paragraph (e) below, at any time (i) after the earlier of (x) the Spinoff or (y) the second anniversary of the date of this Agreement and (ii) on or prior to the fifth anniversary of the date of this Agreement, SC Holdings shall have the right and options (the "SC Holdings Purchase Options") to purchase up to an aggregate maximum of 11,824,000 SCL Class B Shares (subject to adjustment as set forth in paragraph (f) below) from SC House, MarCon and SC Asia, all on the terms and conditions set forth below:

         (a) SC HOUSE. SC Holdings shall have the right to purchase from SC House, for cash, any or all SCL Class B Shares held by SC House, up to a maximum of 6,064,000 SCL Class B

Shares (subject to adjustment as set forth in paragraph (f) below), at a price of $_____ per SCL Class B Share.

         (b) MARCON. SC Holdings shall have the right to purchase from MarCon, for cash, any or all SCL Class B Shares held by MarCon, up to a maximum of 2,907,000 SCL Class B Shares (subject to adjustment as set forth in paragraph
(f) below), at a purchase price of $____ per SCL Class B Share.

         (c) SC ASIA. SC Holdings shall have the right to purchase from SC Asia, for cash, any or all SCL Class B Shares held by SC Asia, up to a maximum of 2,853,000 SCL Class B Shares (subject to adjustment as set forth in paragraph
(f) below), at a purchase price of $____, per SCL Class B Share.

         (d) SC HOLDINGS PURCHASE OPTION CLOSINGS. If SC Holdings wishes to exercise its option to purchase SCL Class B Shares pursuant to this Section 2, it shall provide SC House, MarCon or SC Asia, as the case may be, a written notice (an "Option Notice") specifying the number of SCL Class B Shares to be purchased and the aggregate purchase price to be paid. The closing of a purchase of shares pursuant to this Section 1 shall take place at the offices of Appleby Spurling & Kempe, or at such other place as the parties shall agree, no later than 30 days after delivery of an Option Notice. At the time of a closing hereunder the purchase price shall be paid in cash and each certificate representing shares to be tendered shall be endorsed for transfer, free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trusts, voting agreements, other agreements, rights options, warrants or restrictions or claims of any kind, nature or description, other than set forth in this Agreement.

         (e) EFFECT OF SPINOFF SHARE SALES. Notwithstanding anything to the contrary herein contained, the SC Holdings Purchase Options set forth in paragraphs (a), (b) and (c) above shall terminate with respect to any SCL Class B Shares which are transferred in the Spinoff Share Sales agreed to in Section 6 of this Agreement; provided, however, that such purchase options shall remain in effect with respect to any SCL Class B Shares held by either SC House, MarCon or SC Asia, and which are not transferred pursuant to this SC Holdings Purchase Option.

         (f) STOCK DIVIDENDS AND SPLITS, RECLASSIFICATIONS AND MERGERS. In the event that there shall be a subdivision or combination of the outstanding shares of SCL Class B Shares into a greater or smaller number of shares (whether by stock dividend, stock split, reverse stock split or otherwise), the number of SCL Class B Shares subject to the purchase option set forth herein, and the purchase price for each such share, shall be proportionately adjusted. In the event of a reclassification or change in the outstanding SCL Class B Shares, or any consolidation or merger to which SCL is a party (except a merger which does not result in any reclassification or change in the outstanding SCL Class B Shares), or in the case of any sale or conveyance to another person or entity of all or substantially all of the assets of SCL for shares or securities of another entity or corporation, then and in each such event SC Holdings shall have right to purchase from SC House, MarCon or SC Asia, as the case may be, the same kind and amount of shares and other securities of such other entity or corporation which were received by the holders of SCL Class B shares upon any such reclassification, or merger, and the exercise price of the purchase option shall be appropriately adjusted.

         SECTION 2. SC HOUSE PURCHASE OPTIONS. Subject to the limitations set forth in paragraph (d) below, at any time (i) after the earlier of (x) the Spinoff or (y) the second anniversary of the date of this Agreement and (ii) on or prior to the fifth anniversary of the date of this Agreement, SC House shall have the right and options (the "SC House Purchase Options") to purchase from SCL and SC Holdings, for cash, up to an aggregate maximum of 12,900,000 OEHL Class B Shares (subject to adjustment as set forth in paragraph (e) below) from SCL and SC Holdings, all on the terms and conditions set forth below:

         (a) SC HOLDINGS. SC House shall have the right to purchase from SC Holdings, for cash, any or all of the OEHL Class B Shares held by SC Holdings, up to a maximum of 1,076,000 OEHL Class B Shares (subject to adjustment as set forth in paragraph (e) below), at a purchase price of $__________ per OEHL Class
B. Share.

         (b) SCL. In the event that the Spinoff has not occurred on or prior to the second anniversary of the date of this Agreement, SC House shall have the right to purchase from SCL, for cash, any or all of the OEHL Class B Shares held by SCL, up to a maximum of 12,900,000 OEHL Class B Shares (subject to adjustment as set forth in paragraph (e)below) at a price of $__________ per OEHL Class B. Share.

         (c) SC HOUSE PURCHASE OPTION CLOSINGS. If SC House wishes to exercise its option to purchase OEHL Class B Shares pursuant to this Section 3 it shall provide SCL and SC Holdings, as the case may ,a written notice (an "Option Notice") specifying the number of OEHL Class B Shares to be purchased and the aggregate purchase price to be paid. The closing of a purchase of shares pursuant to this Section 2 shall take place at the offices of Appleby Spurling & Kempe, or at such other place as the parties shall agree, no later than 30 days after delivery of an Option Notice. At the time of a closing the purchase price shall be paid in cash and each certificate representing shares to be tendered shall be endorsed for transfer, free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trust, voting agreements, other agreements, rights options, warrants or restrictions or claims of any kind, nature or descriptions, other than set forth in this Agreement.

         (d) EFFECT OF THE SPINOFF AND SPINOFF SHARE SALE. Notwithstanding anything to the contrary herein contained, (i) insofar as it has been granted by SCL, the SC House Purchase Options set forth in this Section 2 shall terminate to the extent of the number of OEHL Class B Shares that SCL distributes in the Spinoff; provided, however, that such purchase option shall remain in effect with respect to OEHL Class B Shares numbering less than 12,900,000 held by SCL, and which are not distributed in the Spinoff; and (ii) insofar as it has been granted by SC Holdings, the SC House Purchase Options set forth in this Section 2 shall terminate with respect to any OEHL Class B Shares which are transferred by SC Holdings in the Spinoff Share Sale referred to in Section 6 of this Agreement; provided, however, that such purchase options shall remain in effect with respect to any OEHL Class B Shares held by SC Holdings, and which are not transferred pursuant such Spinoff Share Sale.

         (e) STOCK DIVIDENDS AND SPLITS, RECLASSIFICATIONS AND MERGERS. In the event, there shall be a subdivision or combination of the outstanding OEHL Class B Shares into a greater or smaller number of shares (whether by stock dividend, stock split, reverse stock split or otherwise), the number of OEHL Class B Shares subject to the purchase option set forth herein, and the purchase price for each such share, shall be proportionately adjusted. In the event of a reclassification or change in the outstanding shares of OEHL Class B Shares, or in case of any consolidation or merger to which OEHL is a party (except a merger which does not result in any reclassification or change in the outstanding OEHL Class B Shares), or in case of any sale or conveyance to another person or entity of all or substantially all of the assets of OEHL for shares or securities of another entity or corporation, then and in each such event SC House shall have the right to purchase from SC Holdings and SCL, as the case may be, the same kind and amount of shares and other securities received by the holders of OEHL Class B shares upon any such reclassification, or merger, and the exercise rice of purchase option shall be appropriately adjusted.

         SECTION 3. VOTING. Until the earlier of (a) the consummation of the Spinoff Share Sale or (b) the fifth anniversary of the date of this Agreement:

         (i) With respect to all matters on which holders of OEHL Class B Shares are entitled to vote, SC Holdings agrees to vote all OEHL Class B Shares which it will receive in the Spinoff in accordance with the written instructions of SC House, and SCL agrees to vote 12,900,000 OEHL Class B Shares which it holds in accordance with the written instructions of SC House; and

         (ii) with respect to all matters on which holders of SCL Class B Shares are entitled to vote, SC House, MarCon and SC Asia agree to vote all SCL Class B Shares which they hold in accordance with the written instructions of the SC Holdings.

         SECTION 4. WAIVER OF DIVIDENDS AND DISTRIBUTIONS. Until the earlier of
(a) the consummation of the Spinoff Share Sale or (b) the fifth anniversary of the date of this Agreement:

         (i) Except with respect to any stock dividend or stock split, reclassification or other change which would result in an adjustment pursuant to
Section 6(f) or Section 2(e) hereof, SC Holdings agrees to waive all dividends and distributions which it would otherwise be entitled to receive as the record owner of OEHL Class B Shares which it will receive in the Spinoff, and SCL agrees to waive all dividends and distributions with respect to 12,900,000 OEHL Class B Shares to which it would otherwise be entitled to receive as a record owner of such shares; and

         (ii) Except with respect to any stock dividend or stock split, reclassification or other change which would result in an adjustment pursuant to
Section 6(f) or Section 1(f) hereof, SC House, MarCon and SC Asia agree to waive all dividends and distributions to which they would otherwise be entitled to receive as the record owners of SCL Class B Shares.

         SECTION 5. TRANSFER OF OEHL SOSs. SCL agrees that prior to the OEHL IPO, it will transfer and convey to OEHL all of its right, title and interest in and to all of the outstanding capital stock of each of SC House, MarCon and SC Asia.

         (a) CLOSING. SCL agrees to consummate the transfer of the OEHL SOSs provided for in this Section 5 at a closing to be held at the offices of Appleby Spurling & Kempe, Cedar House, 41 Cedar Avenue, Hamilton, Bermuda HM EX, or at such other time or place as the parties shall mutually agree. At the closing, SCL shall deliver certificates representing all of the outstanding capital stock of each of SC House, MarCon and SC Asia, in each case duly endorsed for transfer, free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trust, voting agreements, other agreements, rights options, warrants or restrictions or claims of any kind, nature or descriptions, other than set forth in this Agreement.

         SECTION 6. SPINOFF SHARE SALES. Provided that the Spinoff occurs prior to the second anniversary of this Agreement, SC Holdings, SC House, MarCon and SC Asia agree that, simultaneously with the distribution of OEHL Class B Shares in the Spinoff, they will effect the Spinoff Share Sales, all on the terms and conditions set forth below:

         (a) SC HOLDINGS SPINOFF SHARES SALE. At the Closing (as defined in paragraph (e)below), SC Holdings will sell to SC House 1,076,000 OEHL Class B Shares (subject to adjustment a set forth in paragraph (f) below) for a price of $ per share.

         (b) SC HOUSE SPINOFF SHARE SALE. At the Closing, SC House will sell to SC Holdings 6,064,000 SCL Class B Shares (subject to adjustment as set forth in paragraph (f) below) in exchange at a price of $__________ per share.

         (c) MARCON SPINOFF SHARE SALE. At the Closings , MarCon will sell 2,907,000 SCL Class B Shares (subject to adjustment as set forth in paragraph
(f) below) at a price of $__________ per share.

         (d) SC ASIA SPINOFF SHARE SALE. At the Closing, SC Asia will sell 2,853,000 SCL Class B Shares (subject to adjustment as set forth in paragraph
(f) below) at a price of $__________ per share.

         (e) CLOSING. Simultaneously with the distribution of the OEHL Class B Shares in the Spinoff, SC House, MarCon, SC Holdings and SC Asia each agree to consummate the Spinoff

Share Sales provided for in this Section 6 at a closing (the "Closing") to be held at the offices of Appleby Spurling & Kempe, Cedar House, 41 Cedar Avenue, Hamilton, Bermuda HM EX, or at such other time or place as the parties shall mutually agree. At the Closing, SC Holdings, SC House, MarCon and SC Asia shall deliver certificates representing the number of SCL Class B Shares or OEHL Class B Shares (as the case may be) to be transferred to each of them pursuant to paragraphs (a), (b), (c) and (d) hereof, in each case duly endorsed for transfer, free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trust, voting agreements, other agreements, rights options, warrants or restrictions or claims of any kind, nature or descriptions, other than set forth in this Agreement.

         (f) STOCK DIVIDENDS AND SPLITS, RECLASSIFICATIONS AND MERGERS. In the event that there shall be a subdivision or combination of the outstanding shares of SCL Class B Shares or OEHL Class B Shares, as the case may be, into a greater or smaller number of shares (whether by stock dividend, stock split, reverse stock split or otherwise), the number of SCL Class B Shares or OEHL Class B Shares, as the case may be, to be sold in the Spinoff Share Sale shall be proportionately adjusted. In the event of a reclassification or change in the outstanding SCL Class B Shares or OEHL Class B Shares, as the case may be, or in case of any consolidation or merger to which SCL or OEHL, as the case may be, is a party (except a merger which does not result in any reclassification or change in the outstanding SCL Class B Shares or OEHL Class B Shares), or in the case of any sale or conveyance to another person or entity of all or substantially all of the assets of SCL or OEHL, as the case may be, for shares or securities of another entity or corporation, then and in each such event the holder or holders of the SCL Class B Shares or OEHL Class B Shares, subject to the reclassification or merger, shall have right to exchange the SCL Class B Shares or OEHL Class B shares, as the case may be, into the same kind and amount of shares and other securities received by the holders of the affected shares upon any such reclassification or merger, and the price per share at which such shares are to be sold shall be appropriately adjusted.

         SECTION 7. REPRESENTATIONS, WARRANTS AND COVENANTS OF SC HOLDINGS. SC Holdings represents, warrants and covenants that:

         (i) This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

         (ii) the execution, delivery and performance by it of this Agreement will not conflict with, require any consent, waiver or approval under, or result in a breach of default under, any of the terms of any contract, commitment or other obligation (written or oral) to which it is bound;

         (iii) the execution, delivery and performance of this Agreement by it and all transactions contemplated hereby have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the legal, valid and binding contract of it enforceable against it in accordance with its terms;

         (iv) it has the requisite corporate power and authority to enter into and execute and perform all of its obligations under this Agreement;

         (v) with respect to all matters on which the holders of SCL Class B Shares are entitled to vote at the SCL Shareholder Meeting (as defined in Section 10 below), it covenants and agrees to vote all of the SCL Class B Shares held by it (or the voting of which it may otherwise have the power to direct) in favor of the Spinoff Proposals (as defined in Section 10 below);

         (vi) it covenants and agrees that, until the fifth anniversary of the date of this Agreement, it will not sell, transfer, pledge, hypothecate, encumber, assign, tender, or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, voting, tender or other disposition of the OEHL Class B Shares owned by it or any interest therein, except as contemplated pursuant to this Agreement; and

         (vii) it covenants that in the event that SC Holdings has not previously exercised the SC Holdings Purchase Options, it will do so on the fifth anniversary as of the date of this Agreement.

         The representations, warranties and covenants contained herein shall be made as of the date hereof and as of the Closing of the Spinoff Share Sale and the closings of each of SC Holdings Purchase Options and SC House Purchase Options.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH OEHL SOS. Each of SC House, MarCon and SC Asia represents, warrants and covenants that:

         (i) This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

         (ii) the execution, delivery and performance by it of this Agreement will not conflict with, require any consent, waiver or approval under, or result in a breach of default under, any of the terms of any contract, commitment or other obligation (written or oral) to which it is bound;

         (iii) the execution, delivery and performance of this Agreement by it and all transactions contemplated hereby have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the legal, valid and binding contract of it enforceable against it in accordance with its terms;

         (iv) it has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement;

         (v) with respect to all matters on which the holders of SCL Class B Shares are entitled to vote at the SCL Shareholder Meeting (as defined in Section 8 below), it covenants and agrees to vote all of the SCL Class B Shares held by it (or the voting of which it may otherwise have the power to direct) in favor of the Spinoff Proposals; and

         (vi) it covenants and agrees that, until the fifth anniversary of the date of this Agreement, it will not sell, transfer, pledge, hypothecate, encumber, assign, tender, or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, voting, tender or other disposition of the SCL Class B Shares owned by it or any interest therein, except as contemplated pursuant to this Agreement; and

         (vii) SC House covenants that in the event that it has not previously exercised the SC House Purchase Options, it will do so on the fifth anniversary as of the date of this Agreement.

         The representations, warranties and covenants contained herein shall be made as of the date hereof and as of the Closing of the Spinoff Share Sale Exchange and the closings of each of the SC Holdings Purchase Options and SC House Purchase Options.

         SECTION 9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SCL. SCL represents, warrants and covenants that:

         (i) This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms;

         (ii) the execution, delivery and performance by it of this Agreement will not conflict with, require any consent, waiver or approval under, or result in a breach of default under, any of the terms of any contract, commitment or other obligation (written or oral) to which it is bound;

         (iii) the execution, delivery and performance of this Agreement by it and all transactions contemplated hereby have been duly authorized by all necessary corporate action on its part, and this Agreement constitutes the legal, valid and binding contract of it enforceable against it in accordance with its terms;

         (iv) it has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement; and

         (v) it covenants and agrees that, until the fifth anniversary of the date of this Agreement, it will not sell, transfer, pledge, hypothecate, encumber, assign, tender, or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, voting, tender or other disposition of 12,900,000 of the OEHL Class B Shares owned by it or any interest therein, except as contemplated pursuant to this Agreement.

         The representations, warranties and covenants contained herein shall be made as of the date hereof and as of the Closing of the Spinoff Share Sale and the closings of each of the SC Holdings Purchase Options and SC House Purchase Options.

         SECTION 10. SCL SHAREHOLDER MEETING. SCL intends to convene a meeting of its Class A Shareholders and Class B Shareholders (the "SCL Shareholder Meeting") to seek shareholder approval of certain corporate actions to be taken in connection with the Spinoff (the "Spinoff Proposals"), including, without limitation:

         (i) the approval of variations of the rights of holders of SCL Class A Shares and SCL Class B Shares set forth in Schedules 1 and 2 to SCL's Bye-Laws (relating to the rights and restrictions attaching to SCL Class B Shares and SCL Class A Shares, respectively) to permit (xx) the distribution in the Spinoff of OEHL Class A Shares exclusively to holders of SCL Class A Shares and (yy) the distribution in the Spinoff of OEHL Class B Shares exclusively to holders of SCL Class B Shares; and

         (ii) the approval of the Spinoff Share Sale contemplated by this Agreement.

         SECTION 11. COVENANTS OF SCL AND OEHL. (i) SCL covenants and agrees to cause SC Holdings and (ii) OEHL covenants and agrees to cause each of SC House, MarCon and SC Asia to take all necessary corporate actions to consummate the transactions contemplated by this Agreement.

         SECTION 12. AMENDMENTS. No amendment or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and signed by each party hereto, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of a waiver or a consent to depart therefrom.

         SECTION 13. NOTICES. Any notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly received if so given) if personally delivered or sent by telecopier or by registered or certified mail, postage paid, addressed to the respective parties as follows:


              If to SCL:                               If to OEHL:
              ----------                               -----------
              Sea Containers Ltd.                      Orient Express Hotels Ltd.
              41 Cedar Avenue                          41 Cedar Avenue
              Hamilton, Bermuda HMEX                   Hamilton, Bermuda HMEX



              Attention:  Secretary                    Attention:  Secretary
              Telecopier No.:  441-292-8666            Telecopier No.:  441-292-8666


              If to SC Holdings:                       If to SC House:
              ------------------                       ---------------

              Sea Containers Holdings Ltd.             Sea Containers House Ltd.
              41 Cedar Avenue                          41 Cedar Avenue
              Hamilton, Bermuda HMEX                   Hamilton, Bermuda HMEX

              Attention:  Secretary                    Attention:  Secretary
              Telecopier No.:  441-292-8666            Telecopier No.:  441-292-8666

              If to MarCon:                            If to SC Asia:
              -------------                            --------------

              The Marine Containers Insurance Ltd.     Sea Containers Asia Ltd.
              41 Cedar Avenue                          41 Cedar Avenue
              Hamilton, Bermuda HMEX                   Hamilton, Bermuda HMEX

              Attention:  Secretary                    Attention:  Secretary
              Telecopier No.:  441-292-8666            Telecopier No.:  441-292-8666


or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         SECTION 14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the Island of Bermuda.

         SECTION 15.  SUBMISSION TO JURISDICTION.
If any party shall have the right to seek recourse to a court with respect to any dispute arising out of or related to this agreement or the transactions contained in or contemplated by this agreement, whether in tort or contract or at law or in equity, then any action or proceeding in respect of any such dispute shall be brought exclusively in the Courts of the Islands of Bermuda.

         SECTION 16. SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches, or threatened breaches, of the provisions of this Agreement and to enforce specifically this Agreement.

         SECTION 17. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, personal representatives, executors, heirs and permitted assigns.

         SECTION 18. HEADINGS. The Section headings herein are for convenience of reference only and shall not affect the construction hereof.

         SECTION 19. ENTIRE AGREEMENT. This Agreement, including any annexes, appendices, exhibits, and schedules hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, covenants, agreements, representations, warranties, undertakings, and understandings, written or oral, and of course of conduct and dealing between the parties hereto, with respect to the subject matter hereof.

         SECTION 20. SEVERABILITY. If any term or other provision hereof is determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part by reason of any applicable law or public policy, and such determination becomes final and nonappealable, such term or other provision shall remain in full force and effect tot he fullest extent permitted by law, and all other terms and provisions hereof shall remain in full force and effect in their entirety.

         SECTION 21. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.


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


         IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date and year first above written.

                                      SEA CONTAINERS LTD.

                                      By: __________________________
                                      Name:
                                      Title:

                                      SEA CONTAINERS HOLDINGS LTD.

                                      By: __________________________
                                      Name:
                                      Title:

                                      SEA CONTAINERS HOUSE LTD.

                                      By: __________________________
                                      Name:
                                      Title:

                                      THE MARINE CONTAINERS INSURANCE CO. LTD.

                                      By: __________________________
                                      Name:
                                      Title:

                                      SEA CONTAINERS ASIA LTD.

                                      By: __________________________
                                      Name:
                                      Title:

                                      ORIENT EXPRESS HOTELS LTD.

                                      By: __________________________
                                      Name:
                                      Title: